Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 1, 2023 is by and among Bakkt Holdings, Inc., a Delaware corporation (the “Company”), Apex Fintech Solutions Inc., a Delaware limited liability company (“Investor”), and the other Holders (as defined below) from time to time parties hereto. Capitalized terms used but not defined herein shall have the meanings ascribed in that certain Membership Interest Purchase Agreement dated as of November 2, 2022 the “Purchase Agreement”), by and among Apex Crypto LLC, a Delaware limited liability company (“Apex”), the Company, Bakkt Marketplace, LLC, and Investor.

RECITALS:

WHEREAS, this Agreement is being entered into in connection with the closing of the transactions contemplated by the Purchase Agreement, pursuant to which, among other things, Investor may receive or has received (i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), as contingent consideration in respect of Apex’s results for 2022 (any such shares that are issued pursuant to the Purchase Agreement, the “Initial Contingent Shares”) and (ii) shares of Common Stock as contingent consideration in respect of Apex’s results for 2023 and 2024 (any such shares that are issued pursuant to the Purchase Agreement, the “Additional Contingent Shares” and, together with the Initial Contingent Shares, the “Contingent Shares”); and

WHEREAS, resales by the Holders of the Contingent Shares may be required to be registered under the Securities Act (as defined herein) and applicable state securities laws, depending on the status of the Holders or the intended method of distribution of the Contingent Shares.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Contingent Shares” has the meaning set forth in the recitals.

“Affiliate” means as to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this Agreement, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the introductory paragraph.

“Company Securities” has the meaning set forth in Section 2.3(c)(i).

“Contingent Shares” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated October 15, 2021, by and among the Company and the other parties thereto.

“Holder” means any record holder of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 3.3.

“Indemnifying Party” has the meaning set forth in Section 3.3.

“Initial Contingent Shares” has the meaning set forth in the recitals.

“Investor” has the meaning set forth in the introductory paragraph.

“Losses” has the meaning set forth in Section 3.1.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Person” means any individual, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.3(a).

“Piggybacking Holder” has the meaning set forth in Section 2.3(a).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) that has been commenced.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” shall mean (a) the Contingent Shares and (b) any securities issued or issuable with respect to the Contingent Shares by way of a stock dividend or stock split or in connection with any combination of shares, distribution, exchange, reclassification, reorganization or other recapitalization, merger, consolidation or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earliest to occur of: (i) the date on which such share has been disposed of or exchanged pursuant to an effective Registration Statement, (ii) the date on which such share has been disposed of or exchanged under Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the Transferee thereof does not receive “restricted securities” as defined in Rule 144 under the Securities Act or (iii) the date on which such shares are freely tradeable by the Holder thereof without volume or other limitations or requirements under Rule 144 and such Holder and its Affiliates collectively hold less than 5% of the outstanding shares of Common Stock.

“Registration Expenses” means all expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Article II, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc. and fees of transfer agents and registrars.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Required Shelf Filing Date” means the later of (i) the 30th day after the date of the first issuance of the Contingent Shares and (ii) the fifth Business Day following the earlier of (A) the date that the Company files the audited and unaudited historical and pro forma financial statements related to the transactions contemplated by the Purchase Agreement that may be required under the Securities Act and (B) the date the Company is required to file the audited and unaudited historical and pro forma financial statements related to the transactions contemplated by the Purchase Agreement that may be required under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities and (b) transfer taxes allocable to the sale of the Registrable Securities.

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Suspension Period” has the meaning set forth in Section 2.2.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering in which shares of Common Stock are sold to an underwriter for reoffer.

“Underwritten Offering Filing” means (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) or (ii) a Registration Statement, in each case relating to such Piggyback Underwritten Offering.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a)

As soon as practicable, but in any event on or prior to the Required Shelf Filing Date, the Company shall prepare and file a “shelf” registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (the “Shelf Registration Statement”) on the terms and conditions specified in this Section 2.1. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) thirty (30) calendar days following the date the Shelf Registration Statement is filed with the Commission (or ninety (90) calendar days after the date the Shelf Registration Statement is filed with the Commission if the Shelf Registration Statement is reviewed by, and the Company receives comments from, the Commission) and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Following the effective date of the Shelf Registration Statement, the Company shall as promptly as practicable, but in any event within three Business Days of such date, notify the Holders of the effectiveness of such Registration Statement.

(b)

The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Corporation, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to the Holders other than underwritten public offerings.

(c)

The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available (which Registration Statement shall also be referred to herein as the Shelf Registration Statement), for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities. If at any time the Shelf Registration Statement filed pursuant to this Section 2.1 is not effective or is not otherwise available for the resale of all of the Registrable Securities held by the Holders other than as a result of any delay or suspension rights contemplated by Section 2.2, the Holders may demand registration under the Securities Act of all or part of their Registrable Securities at any time and from time to time, and the Company shall use its commercially reasonable efforts to file with the Commission following receipt of any such demand one or more Registration Statements with respect to all such Registrable Securities and to cause such Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof.

(d)

When effective, the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).

2.2 Delay and Suspension Rights.

(a)

Notwithstanding any other provision of this Agreement, the Company may suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in such Shelf Registration Statement (provided, that in no event shall the content of such notice contain any material non-public information regarding the Company) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a reasonable period of time not to exceed 60 consecutive days, if the Board determines in good faith (A) that failure to effect such suspension would be detrimental to the Company and concludes as a result that it is in the Company’s best interest to effect such suspension, (B) that failure to effect such suspension would render the Company unable to comply with applicable securities laws or (C) that failure to effect such suspension would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 90 days in any 12-month period. The Company agrees to promptly notify in writing the Holders of the termination of a Suspension Period. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Holders, the Company shall, as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

The Company may delay the filing or effectiveness of a Registration Statement or require the Holders to suspend the use of any prospectus that is part of the Shelf Registration Statement: (i) during any of the Company’s recurring quarterly earnings blackout periods, determined in accordance with such policy as the Company shall generally maintain and communicate to the Holders from time to time, and any such blackout period shall be deemed to constitute a Suspension Period hereunder but shall not be subject to, and shall not count against, the time periods set forth in the prior sentence of this Section 2.2; and (ii) if, in the good faith determination of the Company, it is not feasible for the Company to proceed with the registration or offering because (x) audited financial statements of the Company or (y) audited or unaudited financial statements of any acquired company or other entity or pro forma financial statements that are required by the Securities Act or by customary practice to be included in any prospectus that is part of a Shelf Registration Statement are then unavailable, until such time as such financial statements are prepared or obtained by the Company, and any delay or suspension shall be treated as a Suspension Period hereunder, except that it shall not be subject to, and shall not count against, the time periods set forth in the prior sentence of this Section 2.2; provided, that, with respect to clause (y), the Company shall use its commercially reasonable efforts to prepare or obtain the relevant acquired company or pro forma financial statements as quickly as reasonably practicable.

2.3 Piggyback Registration Rights.

(a)

Subject to Section 2.3(c), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other Persons who have or have been granted registration rights, other than the Holders (a “Piggyback Underwritten Offering”), it will give reasonable advanced written notice of such Piggyback Underwritten Offering to each Holder, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, the anticipated filing date of the Underwritten Offering Filing and, if known, the name of the proposed Managing Underwriter, and (ii) offer to all of the Holders of Registrable Securities the opportunity to include in the Underwritten Offering Filing such number of Registrable Securities as such Holders may request in writing. Such written notice shall be given as promptly as practicable (but in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering). If such notice is delivered to the Holders pursuant to this Section 2.3(a), each such Holder shall then have three Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received written notice pursuant to this Section 2.3(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.3(c), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.3(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give prompt written notice of such determination to the Piggybacking Holders and, (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and, (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(b)

Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2.3 and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c)

If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Common Stock requested to be included by any other Persons having registration rights on parity with the Piggybacking Holders with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering, shares of Common Stock in the following priority:

(i)

if the Piggyback Underwritten Offering is for the account of the Company, first, all shares of Common Stock that the Company proposes to include for its own account (the “Company Securities”), second, the shares of Common Stock that Persons who have registration rights under the Existing Registration Rights Agreement propose to include in respect of their rights under the Existing Registration Rights Agreement in accordance with the terms of the Existing Registration Rights Agreement, third, the shares of Common Stock that the Piggybacking Holders propose to include (pro rata among the Piggybacking Holders based on the number of shares of Common Stock each requested to be included), and fourth, the shares of Common Stock (other than shares of Common Stock covered by the Existing Registration Rights Agreement) that other Persons who have or have been granted registration rights propose to include (pro rata among such other Persons based on the number of shares of Common Stock each requested to be included);

(ii)

if the Piggyback Underwritten Offering is for the account of any Persons who have or have been granted registration rights under the Existing Registration Rights Agreement, first, the shares of Common Stock that such Persons propose to include pursuant to the Existing Registration Rights Agreement in accordance with the terms of the Existing Registration Rights Agreement, second, all shares of Common Stock that the Piggybacking Holders propose to include (pro rata among the Piggybacking Holders based on the number of shares of Common Stock each requested to be included), third, the shares of Common Stock (other than shares of Common Stock covered by the Existing Registration Rights Agreement) that other Persons who have or have been granted registration rights propose to include (pro rata among such other Persons based on the number of shares of Common Stock each requested to be included), and fourth, the Company Securities; or

(iii)

if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights other than under the Existing Registration Rights Agreement, first, the shares of Common Stock that such other Persons propose to include, second, the shares of Common Stock that Persons who have registration rights under the Existing Registration Rights Agreement propose to include in respect of their rights under the Existing Registration Rights Agreement in accordance with the terms of the Existing Registration Rights Agreement, third, all shares of Common Stock that the Piggybacking Holders propose to include (pro rata among the Piggybacking Holders based on the number of shares of Common Stock each requested to be included), fourth, the Company Securities, and fifth, the shares of Common Stock (other than shares of Common Stock covered by the Existing Registration Rights Agreement) that other Persons who have or have been granted registration rights propose to include (pro rata among such other Persons based on the number of shares of Common Stock each requested to be included).

2.4 Participation in Piggyback Underwritten Offerings.

(a)

Any participation by the Piggybacking Holders in a Piggyback Underwritten Offering shall be in accordance with the plan of distribution of the Company or the other Persons who have registration rights, as applicable.

(b)

In connection with any Piggyback Underwritten Offering in which any Piggybacking Holder includes Registrable Securities pursuant to Section 2.3, such Piggybacking Holder agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all Holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, powers of attorney, questionnaires, and lock-ups or “hold back” agreements pursuant to which such Piggybacking Holder agrees with the Managing Underwriter not to sell or purchase any securities of the Company for the shorter of (i) the same period of time following the registered offering as is agreed to by the Company and the other participating holders (not to exceed the shortest number of days that any director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Shares contractually agrees with the underwriters of such Piggyback Underwritten Offering not to sell any securities of the Company following such Piggyback Underwritten Offering) and (ii) 60 days from the date of the execution of the underwriting agreement with respect to such Piggyback Underwritten Offering.

2.5 Registration Procedures.

(a)

In connection with its obligations under this Article II, the Company will take all reasonably necessary action to facilitate and effect the transactions contemplated thereby, including, but not limited to, the following:

(i)

as promptly as practicable, prepare and file with the Commission such amendments (and post-effective amendments) and supplements to any applicable Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such Registration Statement;

(ii)

furnish to each Selling Holder, without charge, such number of conformed copies of any applicable Registration Statement and of each such amendment (and post-effective amendment) and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Selling Holder may reasonably request;

(iii)

if applicable, use its commercially reasonable efforts to (a) register or qualify all Registrable Securities and other securities covered by any applicable Registration Statement under such other securities or blue sky laws of such jurisdictions as each Selling Holder thereof shall reasonably request, (b) keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv)

as promptly as practicable, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in any applicable Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Selling Holder promptly prepare and file or furnish to such Selling Holder a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(v)

otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(vi)

provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by any applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vii)

at least five Business Days prior to the filing of the Shelf Registration Statement, the Company will give the Holders offering and selling Registrable Securities thereunder and their respective counsels the opportunity to review and provide comments on the Shelf Registration Statement and each prospectus included therein or filed with the Commission, and give each of them, together with any broker, dealer or sales agent involved therewith, such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel, and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of the Holder’s (or broker’s, dealer’s or sales agent’s, as the case may be) counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(viii)

use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any applicable Registration Statement, and, if any such order suspending the effectiveness of such Registration Statement is issued, shall promptly use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(ix)

as promptly as practicable, notify the Holders (i) of the issuance by the Commission of any stop order suspending the effectiveness of any applicable Registration Statement or the initiation of any proceedings for that purpose, (ii) of any delisting or pending delisting of the Common Stock by any national securities exchange or market on which the Common Stock are then listed or quoted, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; and

(x)	cause all Registrable Securities covered by any applicable Registration Statement to be listed on any securities exchange on which the Common Stock is then listed.

(b)

Each Holder agrees by acquisition of Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(iv), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(a)(iv) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(b).

2.6 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

2.7 Expenses. The Company shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

2.8 Market Stand-off. In connection with any Underwritten Offering of Common Stock of the Company, if requested by the Managing Underwriters, each Holder that is the beneficial owner of more than one percent (1%) of the outstanding shares of Common Stock, and any other Holder reasonably requested by the Managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver “mfn” provisions) in favor of the Managing Underwriters to not, sell or dispose of any shares of Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Managing Underwriter, during the shorter of (i) the same period of time following the Underwritten Offering as is agreed to by the Company and the other participating Holders (not to exceed the shortest number of days that any director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Shares contractually agrees with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering) and (ii) ninety (90) days (or such shorter time agreed to by the Managing Underwriters) following the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the Managing Underwriters otherwise agree by written consent.

ARTICLE III

INDEMNIFICATION AND CONTRIBUTION

3.1 Indemnification by the Company. The Company will indemnify and hold harmless each Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and attorneys’ fees and any legal or other fees or expenses incurred by such Person in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (“Losses”) as incurred, caused by, arising out of or based upon, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, any filing made in connection with the qualifications of the offering under the securities or other blue sky laws of any jurisdiction in which Registrable Securities are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), or any violation by the Company of this Agreement, the Securities Act or the Exchange Act, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

3.2 Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use therein.

3.3 Indemnification Procedures. In case any Proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.1 or Section 3.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually and materially prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such Proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or Proceeding that is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

3.4 Contribution.

(a)

If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.4(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 3.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

RULE 144; ASSISTANCE WITH TRANSFERS

4.1 Rule 144.

(a)

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(i)	make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof; and

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof.

4.2 Assistance with Transfers. In connection with any sale or transfer of Registrable Securities by any Holder, including any sale or transfer pursuant to Rule 144 and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Company, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are customary for the transaction of this type and are reasonably requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions with respect to such Registrable Securities; provided, however, that such Holder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, representation letters regarding any necessary or appropriate factual matters and regarding such Holder’s compliance with such rules and regulations, as may be applicable.

ARTICLE V

TRANSFER OR ASSIGNMENT OF RIGHTS

The rights to cause the Company to register Registrable Securities under Article II of this Agreement may be transferred or assigned by each Holder to one or more Transferees or assignees of Registrable Securities if such Transferee is an affiliate of Investor; provided, however, that if such Transferee ceases to be an affiliate of Investor, such Transferee’s rights under this Agreement shall cease.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement shall terminate as to any Holder, upon the earlier to occur of (i) December 31, 2026 and (ii) the date such Holder no longer owns any shares of Common Stock that constitute Registrable Securities and, in the case of Investor, no longer has the right to potentially receive the Contingent Shares pursuant to the Purchase Agreement; provided, however, that Article III shall survive any termination hereof.

6.2 Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

6.3 Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.4 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice or conflict of law principles or rules that would cause the application of the Laws of any other jurisdiction.

6.5 Submission to Jurisdiction; Consent to Service of Process.

(a)

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and, if the Court of Chancery of the State of Delaware is unable to establish jurisdiction over any such claim, then any other federal or state court located within the State of Delaware, over all claims, and each party hereby irrevocably agrees that all claims may be heard and determined in such courts. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such claim brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)

Each of the parties hereto hereby consents to process being served by any party to this Agreement by the delivery of a copy thereof in accordance with the provisions of Section 6.9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

6.6 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

6.7 Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

6.8 Binding Effects; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Article V, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

6.9 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered, (ii) sent by nationally recognized overnight courier, (iii) sent by registered or certified mail, postage prepaid, return receipt requested or (iv) email, addressed as follows:

(a)	If to the Company, to:

Bakkt Holdings, Inc.

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

Attention: General Counsel

Email: legal-notices@bakkt.com

with copies to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

900 S Capital of Texas Hwy

Las Cimas IV, Fifth Floor

Austin, Texas 78746

Attention: J. Matthew Lyons

Email: mlyons@wsgr.com

(b)	If to Investor, to

Apex Fintech Solutions Inc.

c/o PEAK6 Investments LLC

141 W. Jackson Blvd., Suite 500

Chicago, Illinois 60604

Attention: Rachel Saunders

Email: rsaunders@peak6.com

with copies to (which shall not constitute notice):

Sidley Austin LLP

2021 McKinney Ave #2000

Dallas, Texas 75201

United States of America

Attention: Chris Abbinante; Ryan Scofield

Email: cabbinante@sidley.com; rscofield@sidley.com

or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the date sent if delivered by e-mail on a Business Day, or if not sent on a Business Day, on the first Business Day thereafter, (iii) the next Business Day after delivery, if sent by nationally recognized overnight courier, and (iv) on the third (3rd) Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

6.10 Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and Investor. No course of dealing between the Company and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Name: Gavin Michael
Title: Chief Executive Officer

APEX FINTECH SOLUTIONS INC.

By:	/s/ William Capuzzi
Name: William Capuzzi
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement